SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2000

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Energy East Corporation
(Exact name of registrant as specified in its charter)
New York	1-14766	14-1798693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 12904 Albany, NY 12212-2904	(518) 434-3049
(Address of principal executive offices)	(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.  Other Events

Central Maine Power Alternative Rate Plan

On September 18, 2000, the Maine Public Utilities Commission (MPUC) voted to approve Central Maine Power Company's Alternative Rate Plan (ARP 2000). Central Maine Power (CMP) is the principal operating subsidiary of CMP Group, a wholly-owned subsidiary of Energy East. ARP 2000 provides the vehicle for CMP and Energy East to share merger synergies with CMP's customers. Merger synergies have been estimated to be $25-$30 million per year.

ARP 2000 applies only to CMP's State jurisdictional distribution revenue requirement and excludes revenue requirements related to stranded costs and transmission prices. Recovery of stranded costs, primarily over-market non-utility generator contracts, has been provided for under Maine's Restructuring Law. Transmission prices are subject to regulation by the Federal Energy Regulatory Commission and are expected to change each July. ARP 2000 begins January 1, 2001, and continues through December 31, 2007, with price changes, if any, occurring on July 1, in the years 2002 through 2007.

Price changes will be calculated by taking the prior year's inflation rate as determined by the gross domestic product (GDP) price index and subtracting a "productivity offset." The productivity offset for the years of the plan vary between 2.0% in 2002 and 2.9% in 2007. The productivity offset for 2001 will be equal to the GDP price index. In addition, certain expiring amortizations will flow through to customers via the annual price adjustments.

Mandated costs outside of CMP's control that exceed $150,000 individually and exceed $3 million in aggregate in any calendar year will be recovered through the annual price adjustment. Mandated costs include nonrecurring events such as storms, floods and labor disturbances, and recurring costs that result from accounting, federal or state legislative, regulatory or tax changes.

CMP is required to meet certain standards of service quality and reliability. These standards include: 1) customer average interruption duration, 2) system average interruption, 3) MPUC complaint ratio, 4) percent of business calls answered, 5) percent of outage calls answered, 6) new service installation, 7) call center service quality, and 8) market responsiveness. Price changes could be reduced by as much as $3.6 million annually if all are not met.

Beginning in July 2002, the price change will include 50% of any revenue deficiency should CMP's return on equity fall below 5.2% in the prior calendar year. There is no earnings cap during the term of ARP 2000, which will give CMP the opportunity to utilize synergies to offset goodwill amortization during the term of ARP 2000.

Southern Connecticut Gas Performance-based Rate Plan

On October 6, 2000, the Connecticut Department of Public Utility Control (DPUC) issued a draft decision in the Southern Connecticut Gas Company's (SCG) rate proceeding designed to establish a multi-year performance-based rate (PBR) plan. The draft decision endorses the concept of PBR and recommends a four-year price freeze, the continuation of the gas adjustment and weather-normalization clauses, a 50/50 sharing of earnings between customers and shareholders of earnings in excess of the authorized 10.71% return on common equity, a pass through of gas supply savings, and service quality requirements to help ensure customer service standards are met.

The company and SCG filed written exceptions to the draft decision, specifically on the issues of the proper sharing of merger synergies and appropriate service quality standards. A final decision by the DPUC is expected on November 1, 2000.

It is expected that the SCG decision will have a precedential effect on the PBR plan for Connecticut Natural Gas (CNG) which is currently in hearings. Synergies for the combined SCG and CNG have been estimated to average $15-$20 million on an annual basis for the next several years.

Nine Mile Point 2

(See the company's Form 10-Q for the quarter ended June 30, 2000, Item 2(a). Liquidity and Capital Resources, Nine Mile Point 2).

New York State Electric & Gas Corporation (NYSEG) owns an 18% interest in the Nine Mile Point 2 nuclear generating station (NMP2). In 1999, the majority of NYSEG's investment in NMP2 was recovered through a gain on the sale of its coal-fired generating plants. The remaining balance was written off pursuant to Statement of Financial Accounting Standards No. 121. On May 31, 2000, NYSEG filed a petition with the New York State Public Service Commission (NYPSC) pursuant to its restructuring agreement requesting approval of auction protocols and regulatory treatment for the sale of NMP2.

On September 29, 2000, NYSEG issued a press release stating its concern that this may not be the best time to join an auction of NMP2 initiated by certain cotenants and sell its 18% interest in NMP2 given market uncertainty, a shortage of generating capacity and the NYPSC's announcement of a statewide initiative to ensure that adequate electric supplies are available.

On October 12, 2000, NYSEG received clarification of the NYPSC's position on their statewide initiative and its implications for the sale of NMP2. Based on this clarification, NYSEG has decided to join the selling cotenants and auction its 18% interest in NMP2 pursuant to its restructuring agreement.

Commodity Price Risk

(See the company's Form 10-Q for the quarter ended June 30, 2000, Item 3. Quantitative and Qualitative Disclosures about Market Risk).

Of the company's five operating utilities, only NYSEG is subject to the effect of market fluctuations in the price of natural gas and electricity purchased. Central Maine Power has no long-term supply responsibilities. It has secured standard offer power under a fixed priced contract for commercial and industrial customers through March 1, 2001, but is permitted to recover any difference between the standard offer rate and its cost of procuring supply. Connecticut Natural Gas, Southern Connecticut Gas and Berkshire Gas all have gas adjustment clauses. NYSEG's natural gas exposure is limited to purchases for residential customers because it is allowed to pass through increases in the market price of natural gas to non-residential customers.

NYSEG uses natural gas futures and options contracts to manage its exposure to fluctuations in natural gas commodity prices. Such contracts allow NYSEG to fix margins on sales of natural gas. The cost or benefit of natural gas futures and options contracts is included in the commodity cost when the related sales commitments are fulfilled. The difference between cost and fair value of natural gas futures and options contracts outstanding is not material to the company's results of operations.

Currently, NYSEG has hedged approximately 80% of its residential natural gas load for October through December 2000 and approximately 40% for calendar year 2001 through gas in storage and option contracts. For its unhedged positions, a $1.00 per dekatherm change in the cost of natural gas changes natural gas costs by $3 million and $15 million for 2000 and 2001, respectively. The company is currently exploring available options to further hedge its natural gas purchases.

NYSEG uses electricity contracts to manage against fluctuations in the cost of electricity. These contracts allow NYSEG to fix margins on the majority of its retail electricity sales. The cost or benefit of electricity contracts is included in the amount expensed for electricity purchased when the electricity is sold. With the implementation of the New York Independent System Operator, NYSEG began utilizing contracts for differences (CFDs), which are financial contracts with features similar to commodity swap agreements. The CFDs effectively fix the price NYSEG pays for certain power purchased from the NYISO. Using electricity contracts and CFDs, NYSEG has hedged approximately 90%-95% of its expected summer demand for 2001 and 2002 and approximately 90% of its total expected demand through March 2003, when a market-price pass through mechanism is expected to take effect pursuant to NYSEG's restructuring agreement.

Organizational Changes

On October 13, 2000, the Securities and Exchange Commission approved the company's application to form a service company pursuant to the Public Utility Holding Company Act of 1935. With the completion of its mergers with CMP Group, CTG Resources and Berkshire Energy Resources, and the establishment of Energy East Management Corporation (EEMC) as its service company, Energy East announced several management and organizational changes.

Michael I. German, previously President and Chief Operating Officer of NYSEG, was elected President and Chief Executive Officer of EAS Enterprises (formerly Xenergy Enterprises). In his new capacity, Mr. German will be responsible for all non-utility businesses. Mr. German is also Senior Vice President of Energy East responsible for corporate development and growth on a system-wide basis. Ralph R. Tedesco, Senior Vice President - Customer Service was elected President and Chief Operating Officer of NYSEG.

George E. Bonner will resign as Vice President of Gas Operations and Marketing for NYSEG and will continue to serve as President of Energy East Enterprises with responsibility for Energy East's natural gas growth initiatives in the Northeast. Michael Eastman, who had previously held several positions within NYSEG's gas business will succeed Mr. Bonner as Vice President of Gas Operations and Marketing.

With the resignation of Arthur C. Marquardt, former Chairman, President and Chief Executive Officer of Connecticut Natural Gas (CNG), and Salvatore A. Ardigliano, President and Chief Operating Officer of Southern Connecticut Gas Corporation (SCG), James P. Laurito, previously President of The Energy Network, Inc., a wholly-owned subsidiary of CTG Resources, has been elected President and Chief Operating Officer of both CNG and SCG. While CNG and SCG will remain separate legal entities, under the leadership of Mr. Laurito operations and management of CNG and SCG will be integrated to achieve efficiencies.

The company also announced the initial structure of EEMC. This services company has been formed to achieve synergies with respect to certain administrative functions as well as to provide functional and policy oversight. In addition to existing officers of Energy East who will serve in their same capacities at EEMC, Denis E. Wickham was elected Senior Vice President - Transmission and Supply, Richard R. Benson was elected Vice President - Human Resources and Michael McClain was elected Vice President - Finance. Mr. Wickham was previously Senior Vice President - Energy Operations Services at NYSEG, Mr. Benson was Executive Director of Human Resources at NYSEG and Mr. McClain was Vice President of Corporate Development at CMP Group. EEMC functions will include strategic planning, finance, audit, regulatory, legal, human resources, transmission and supply, and corporate development. Over the next 12 months, the company will be evaluating whether, and to what extent, other functions should be provided by EEMC.

Non-utility Generation (NUG)

NYSEG petitioned the FERC in 1995, asking for relief from having to pay approximately $2 billion more than its avoided costs for power purchased over the term of two NUG contracts. NYSEG's electric restructuring agreement provides for the recovery of those costs for the term of the contracts through a form of a non-bypassable wires charge. The FERC denied NYSEG's petition and its subsequent request for a rehearing. NYSEG believes that the overpayments under the two contracts violate the Public Utility Regulatory Policies Act of 1978.

NYSEG commenced an action in the United States District Court for the Northern District of New York in August 1997. The complaint asked the District Court to either reform the two NUG contracts by reducing the price the company must pay for electricity under the contracts, or send the matter back to the FERC or to the NYPSC with direction that they modify such contracts. The complaint also sought repayment of all monies paid above the company's avoided costs. On September 29, 2000, the District Court dismissed NYSEG's complaint and endorsed the FERC decision denying NYSEG's petition. NYSEG intends to appeal the District Court's decision to the United States Court of Appeals (Second Circuit).

New York Independent System Operator (NYISO) Lawsuit

(See the company's Form 10-Q for the quarter ended June 30, 2000, Item 2(a). Liquidity and capital Resources, Energy Delivery Business).

In early September, NYSEG filed a lawsuit in the New York State Supreme Court against the NYISO for $6.6 million claiming errors in its administration of the operating reserve market, including errors related to market flaws and determination of pricing that was not consistent with the provisions in NYISO tariffs and contracts. The NYISO is seeking to transfer this action to the United States District Court for the Northern District of New York and NYSEG opposes the transfer on the ground that its complaint raises only state law claims. Pursuant to indemnification provisions of a contract with the NYISO, NYSEG intends to offset its full claim against other funds due the NYISO.

Other Businesses

In light of its recent mergers, the company is in the process of examining all of its non-utility businesses to ensure they fit within its strategic focus. To date the company has exited two non-utility businesses, CNEX and TeleSmart. In addition, on September 29, 2000 the company completed the sale of an energy services company, XENERGY, Inc. to Kema USA Inc. The company expects to incur an accounting loss in the third quarter of 2000 of approximately $4 million as a result of the sale.

The company continues to provide a collection of various energy services through other subsidiaries, such as Union Water Power Company. Future non-utility businesses are expected to have more of an asset-based focus such as the company's investment in The Energy Network, whose primary business is the maintenance of a district heating and cooling system, and Cayuga Energy, which invests in peaking generation.

Share Buybacks

During the first nine months of calendar year 2000, the company repurchased 7.3 million shares of common stock at an average price of approximately $20.50 per share. The company expects to repurchase approximately $150-200 million of its common stock on an annual basis.

Earnings Estimates

The company believes that earnings in the range of $2.05-$2.10 per share are achievable for the year 2000, and that earnings growth in the range of 8-10% for 2001 and 2002 is also achievable.

Forward-looking Statements

This Form 8-K contains certain forward-looking statements that are based on management's current expectations and information that is currently available. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. Whenever used in this report, the words "estimate," "expect," "believe," "anticipate," or similar expressions are intended to identify such forward-looking statements.

In addition to the assumptions and other factors referred to specifically in connection with such statements, factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, among others, the deregulation and unbundling of energy services; the company's ability to compete in the rapidly changing and increasingly competitive electricity and natural gas utility markets; its ability to control non-utility generator and other costs; changes in fuel supply or cost and the success of its strategies to satisfy its electric and gas supply requirements; its ability to expand its products and services, including its energy infrastructure in the Northeast; its ability to integrate the operations of Connecticut Energy, CMP Group, CTG Resources and Berkshire Energy with its operations; market risk; the ability to obtain adequate and timely rate relief; nuclear or environmental incidents; legal or administrative proceedings; changes in the cost or availability of capital; growth in the areas in which it is doing business; weather variations affecting customer energy usage; and other considerations that may be disclosed from time to time in its publicly disseminated documents and filings. The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY EAST CORPORATION (Registrant)

By /s/ Kenneth M. Jasinski Kenneth M. Jasinski Executive Vice President, General Counsel & Secretary

Date:  October 23, 2000